Exhibit 3.05

CORP 00284 PAGE 0010

This document prepared by:

Laura M. Jenkins

Johnston Barton Proctor & Rose LLP

Colonial Brookwood Center

569 Brookwood Village, Suite 901

Birmingham, Alabama 35209

Telephone: (203) 458-9400

428294
Posted by:	Checked by:
AW	FF

STATE OF ALABAMA	)
)
COUNTY OF MONTGOMERY	)

ARTICLES OF ORGANIZATION

OF

21st CENTURY ONCOLOGY OF ALABAMA, LLC

AS A RESULT OF CONVERSION FROM

21st CENTURY ONCOLOGY OF ALABAMA, INC.

PURSUANT TO SECTION 10-15-3(c)(3) OF THE ALABAMA BUSINESS ENTITIES CONVERSION AND MERGER ACT, THESE ARTICLES OF ORGANIZATION SHALL BE EFFECTIVE AS OF 11:59 P.M. ON DECEMBER 31, 2008.

The undersigned organizer, for the purpose of converting a corporation to a limited liability company under Title 10, Chapter 15 of the Code of Alabama (1975), as amended (the “Alabama Business Entities Conversion and Merger Act”), hereby files the following Articles of Organization to form such limited liability company as required under Title 10, Chapter 12 of the Code of Alabama (1975), as amended, with the probate judge of the County in which the initial registered office of the limited liability company will be located and attests that the facts stated in these Articles of Organization are true and correct:

ARTICLE I

NAME

The name of this limited liability company (the “Company”) shall be: 21st Century Oncology of Alabama, LLC.

DEC 24 2008

SECRETARY OF STATE

CORP 00284 PAGE 0011

ARTICLE II
DURATION

The period of duration is perpetual unless the Company shall be sooner dissolved and its affairs wound up in accordance with these Articles of Organization or its Operating Agreement.

ARTICLE III
PURPOSES

The nature of the business of the Company and its objects, purposes, and powers

(a)               To provide management services to radiation therapy facilities; and

(b)              To provide radiation therapy services to members of the general public;

(c)               In general, to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interest of the Company or to enhance the value of its properties.

The enumeration herein of the powers, objects, and purposes of the Company shall not be deemed to exclude or in any way limit by inference any powers, objects, or purposes which the Company is empowered to exercise, whether expressly by purpose or by any of the laws of the State of Alabama or any reasonable construction of such laws.

ARTICLE IV
REGISTERED AGENT/OFFICE

The location and mailing address of the initial registered office of the Company shall be 150 South Perry Street, Montgomery, Alabama 36104, and its registered agent at such address shall be CSC-Lawyers Incorporating Service, Inc.

ARTICLE V
INITIAL MEMBERS

The name and address of the initial member (the “Member”) of the Company is Radiation Therapy Services, Inc., with an office located at 2234 Colonial Boulevard, Fort Myers, Florida 33907.

CORP 00284 PAGE 0012

ARTICLE VI
ADDITIONAL MEMBERS

The Member(s) reserves the right to admit additional Members upon such terms and conditions as agreed to by the Member(s).

ARTICLE VIII
CONTINUATION UPON CESSATION OF A MEMBER

The Members shall have the right to continue the Company upon the cessation of a Member’s interest in the Company as long as there is at least one remaining Member or (i) the holders of all of the financial rights in the Company agree in writing within ninety (90) days of the cessation of membership of the last Member to continue the legal existence and business of the Company and to appoint one or more Members or (ii) the legal existence and business of the Company is continued and one or more Members are appointed in the manner stated in the Operating Agreement or Articles of Organization.

ARTICLE IX
MANAGEMENT

The Company shall be Manager managed. The name and address of the initial Managers of the Company are as follows:

MANAGER	ADDRESS

Daniel E. Dosoretz, M.D.	2234 Colonial Boulevard
Fort Myers, Florida 33907

Michael J. Katin, M.D.	2234 Colonial Boulevard
Fort Myers, Florida 33907

James H. Rubenstein, M.D.	2234 Colonial Boulevard
Fort Myers, Florida 33907

Howard M. Sheridan	2234 Colonial Boulevard
Fort Myers, Florida 33907

ARTICLE X
ORGANIZER

The name and address of the organizer of the Company is as follows:

CORP 00284 PAGE 0013

David N.T. Watson

Vice President

2234 Colonial Boulevard

Fort Myers, Florida 33907

ARTICLE XI
CONVERSION

(a)        The Company was and is hereby converted from a corporation (the “Converted Entity”) pursuant to § 10-15-3, as amended, of the Alabama Business Entities Conversion and Merger Act.

(b)        The former name of the Converted Entity was 21st Century Oncology of Alabama, Inc.

(c)        The formation document and the termination document of the Converted Entity was filed with the Probate Office of Jefferson County, Alabama.

(d)        The conversion of the Converted Entity was approved by all of the Converted Entity’s shareholders pursuant to § 10-15-3(a) of the Alabama Business Entities Conversion and Merger Act.

(e)        These Articles of Organization are to be effective as of 11:59 p.m. on December 31, 2008.

[SIGNATURE ON FOLLOWING PAGE]

CORP 00284 PAGE 0014

[Signature Page to Articles of Organization]

IN WITNESS WHEREOF, the undersigned organizer has executed these Articles of Organization on this         day of December, 2008.

By:	/s/ David N.T. Watson
Name: David N.T. Watson
Title: Organizer

STATE OF ALA MONTGOMERY CO. I CERTIFY THIS INSTRUMENT WAS FILED ON CORP 00284 PG 0010-0014 2008 Dec 19 04:17 PM REESE MICKINNEY JR. JUDGE OF PROBATE
INDEX	$5.00
REC FEE	$76.00
CERT	$0.00
CHECK TOTAL	$40.00
91698	Clerk: NANCY 04:10 PM

CERTIFIED COPY
I hereby certify this document was filed by
Montgomery County, Alabama on 12/19/08
Book 284
Page 10-14
Reese McKinney Jr.
Judge of Probate